                                                                 EXHIBIT 10.39.1

                                                               Execution Version


                            NOTE PURCHASE AGREEMENT

                           Dated as of July 23, 1998

                                    Between

                      DETAILS INTERMEDIATE HOLDINGS CORP.

                                   as Issuer,

                                      and

                    SANKATY HIGH YIELD ASSET PARTNERS, L.P.
       __________________________________________________________________



        $66,809,539.40 IN AGGREGATE STATED PRINCIPAL AMOUNT AT MATURITY
                                       OF
                13 1/2% SERIES A SENIOR DISCOUNT NOTES DUE 2008

                             *********************

                               TABLE OF CONTENTS

                                                                                                                      Page
SECTION 1. DEFINITIONS.........................................................................................         1
     1.1.  Certain Defined Terms...............................................................................         1
     1.2.  Defined Terms from the Indenture....................................................................         2
SECTION 2. PURCHASE AND SALE OF THE ORIGINAL DISCOUNT NOTES....................................................         3
     2.1.  Purchase and Sale of Notes..........................................................................         3
     2.2.  Purchase Price for Notes............................................................................         3
     2.3.  The Closing.........................................................................................         3
     2.4.  Payment of Purchase Price...........................................................................         3
     2.5.  Use of Proceeds.....................................................................................         4
SECTION 3. TERMS OF THE ORIGINAL DISCOUNT NOTES................................................................         4
     3.1.  Form................................................................................................         4
     3.2.  Title and Terms.....................................................................................         4
     3.3.  Denominations.......................................................................................         5
     3.4.  Execution, Delivery and Dating......................................................................         5
     3.5.  Registration, Registration of Transfer and Exchange.................................................         6
     3.6.  Mutilated, Destroyed, Lost and Stolen Discount Notes................................................         7
     3.7.  Payment of Interest; Interest Rights  Preserved.....................................................         8
     3.8.  Persons Deemed Owners...............................................................................         9
     3.9.  Cancellation........................................................................................         9
     3.10. Computation of Interest.............................................................................         9
SECTION 4. REPRESENTATIONS AND WARRANTIES OF PURCHASER.........................................................         9
     4.1.  Legal Capacity; Due Authorization; Binding Effect...................................................         9
     4.2.  Restrictions on Transfer............................................................................         9
     4.3.  Accredited Investor, etc............................................................................        10
     4.4.  Brokerage Fees, etc.................................................................................        10
     4.6.  Counsel.............................................................................................        10
SECTION 5. REPRESENTATIONS AND WARRANTIES OF INTERMEDIATE HOLDINGS.............................................        11
     5.1.  Corporate Existence and Power.......................................................................        11
     5.2.  Corporate Authority.................................................................................        11
     5.3.  Binding Effect......................................................................................        11
     5.4.  Litigation..........................................................................................        11
     5.5.  Compliance with Laws................................................................................        11
     5.6.  No Violation........................................................................................        12
     5.7.  Consents............................................................................................        12
     5.8.  No Default..........................................................................................        13
     5.9.  Private Offering....................................................................................        13

     5.10.  Governmental Regulations..........................................................  13
     5.11.  ERISA.............................................................................  13
     5.12.  Margin Securities, etc............................................................  14
     5.13.  Exchange Act......................................................................  14
     5.14.  Not Investment Company............................................................  14
     5.15.  Counsel...........................................................................  14
SECTION 6.  CLOSING CONDITIONS................................................................  14
     6.1.   Obligations of the Purchaser......................................................  14
     6.2.   Obligations of  Intermediate Holdings.............................................  17
SECTION 7.  REMEDIES..........................................................................  18
     7.1.   Events of Default.................................................................  18
     7.2.   Acceleration of Maturity; Rescission and Annulment................................  20
     7.3.   Unconditional Right of Holders to Receive Principal, Premium and Interest.........  20
     7.4.   Restoration of Rights and Remedies................................................  21
     7.5.   Rights and Remedies Cumulative....................................................  21
     7.6.   Delay or Omission Not Waiver......................................................  21
     7.7.   Waiver of Past Defaults...........................................................  21
SECTION 8.  MERGER, CONSOLIDATION OR SALE OF ASSETS...........................................  22
SECTION 9.  COVENANTS.........................................................................  22
     9.1.   Payment of Principal, Premium, if any, and Interest...............................  22
     9.2.   Corporate Existence...............................................................  22
     9.3.   Payment of Taxes and Other Claims.................................................  22
     9.4.   Compliance with Statutes..........................................................  23
     9.5.   Limitation on Restricted Payments.................................................  23
     9.6.   Limitation on Indebtedness by the Issuer..........................................  23
     9.7.   Limitations on Indebtedness by Details Capital....................................  23
     9.8.   Limitation on Indebtedness by Non-Capital Subsidiaries............................  23
     9.9.   Limitation on Indebtedness by the Company.........................................  23
     9.10.  Limitation on Affiliate Transactions..............................................  23
     9.11.  Limitation on Restrictions on Distributions from Restricted Subsidiaries..........  23
     9.12.  Limitation on the Sale or Issuance of Preferred Stock of Restricted Subsidiaries..  23
     9.13.  Change of Control.................................................................  23
     9.13A. Qualifying Public Offering........................................................  23
     9.14.  Limitation on Sales of Assets and Subsidiary Stock................................  24
     9.15.  Limitation on Lines of Business...................................................  24

     9.16.  Financial Statements............................................................        24
     9.17.  Statement by Officers as to Default.............................................        24
     9.18.  Post-Closing Matters............................................................        24
     9.19.  Further Assurances..............................................................        24
SECTION 10. REDEMPTION OF ORIGINAL DISCOUNT NOTES...........................................        25
     10.1.  Optional Redemption.............................................................        25
     10.2.  Applicability of Section........................................................        25
     10.3.  Election to Redeem..............................................................        25
     10.4.  Selection by of Original Discount Notes to Be Redeemed..........................        25
     10.5.  Notice of Redemption............................................................        25
     10.6.  Deposit of Redemption Price.....................................................        26
     10.7.  Original Discount Notes Payable on Redemption Date..............................        26
     10.8.  Original Discount Notes Redeemed in Part........................................        27
SECTION 11. SPECIAL TRANSFER PROVISIONS.....................................................        27
     11.1.  Assignments of Notes............................................................        27
     11.2.  Restrictive Legend..............................................................        28
     11.3.  Special Transfer Provisions.....................................................        29
     11.4.  General.........................................................................        30
     11.5.  Termination of Restrictions.....................................................        30
SECTION 12. EXCHANGE RIGHTS.................................................................        30
     12.1.  Exchange Rights.................................................................        30
     12.2.  Exchange Procedures.............................................................        31
     12.3.  Registration Rights.............................................................        32
SECTION 13. MISCELLANEOUS...................................................................        32
     13.1.  Expenses........................................................................        32
     13.2.  Indemnity.......................................................................        32
     13.3.  No Personal Liability...........................................................        33
     13.4.  Amendment and Waiver............................................................        33
     13.5.  Notices.........................................................................        34
     13.6.  Survival of Warranties and Certain Agreements...................................        34
     13.7.  Severability....................................................................        35
     13.8.  Headings........................................................................        35
     13.9.  Governing Law...................................................................        35
     13.10. Legal Holidays..................................................................        35
     13.11. Successors and Assigns. Subsequent Holders......................................        35
     13.12. Counterparts; Effectiveness.....................................................        36
     13.13. Entirety........................................................................        36

SCHEDULE I         Purchasers
SCHEDULE 5.6.2     Other Agreements

EXHIBIT A          Form of Original Discount Note
EXHIBIT B          Form of Indenture
EXHIBIT C          Form of Registration Rights Agreement
EXHIBIT D          Form of Opinion of Ropes & Gray
EXHIBIT E          Form of Opinion of Stradling Yocca Carlson & Rauth
EXHIBIT F          Chart of Optional Redemption Prices

                            NOTE PURCHASE AGREEMENT


     This NOTE PURCHASE AGREEMENT (this "Agreement" or this "Note Purchase
                                         ---------           -------------
Agreement") is made as of July 23, 1998 by and among Details Intermediate
---------
Holding Corp., a California corporation ("Intermediate Holdings" or the
                                          ---------------------
"Issuer") and Sankaty High Yield Asset Partners, L.P. (the "Purchaser").
 ------                                                     ---------

     WHEREAS, Details Holding Corp. has entered into the Stock Contribution and Merger Agreement dated as of the date hereof among Details Holding Corp., Dynamic Circuits, Inc. and the other parties thereto (the "DCI Contribution
                                                           ----------------
Agreement"); and
---------

     WHEREAS, in connection with the transactions contemplated by the DCI Contribution Agreement, Intermediate Holdings wishes to sell and the Purchaser wishes to purchase, on the terms set forth herein $66,809,539.40 in aggregate stated principal amount at maturity of Intermediate Holdings 13 1/2% Series A Senior Discount Notes due 2008.

                                   AGREEMENT

     Now therefore, in consideration of the foregoing, and the representations, warranties, covenants and conditions set forth below, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1.   DEFINITIONS.

     1.1.    Certain Defined Terms.  The following capitalized terms used in
             ---------------------
this Agreement  shall have the meanings set forth below:

     "Incorporated By Reference" means, with respect to any referenced provision
      -------------------------
of the Indenture, the incorporation of that provision to the Agreement with the same effect and for all purposes as if set forth in full in the Agreement, together with any referenced definitions or schedules and any cross referenced provisions included in such referenced provision of the Indenture, except that, where any such included cross referenced provision has been likewise Incorporated By Reference and as so incorporated has been modified or supplemented, such cross reference shall be deemed to be to the cross referenced provision as so Incorporated By Reference, as so modified or supplemented.

     "Indenture" means the form of Indenture attached hereto as Exhibit B.
      ---------

     "Initial Purchasers" means Sankaty High Yield Asset Partners, L.P. and
      ------------------
the TCW Funds.

     "Material Adverse Effect" means a material adverse effect on (a) the
      -----------------------
business, operations or financial or other condition of Intermediate Holdings and its Subsidiaries taken as a whole (b) Intermediate Holdings's ability to pay any of the Original Discount Notes in accordance with their terms or the terms of this Agreement, or (c) the Purchaser's rights and remedies under the Note Documents.

     "Purchaser" has the meaning set forth in the preamble to the Agreement, and
      ---------
shall mean and include the Purchaser and any assignees of the Original Discount Notes (or, when applicable, their successor New Discount Notes) pursuant to
Section 11 of the Agreement.

     "Registration Rights Agreement" means a Registration Rights Agreement dated
      -----------------------------
the date hereof between the Issuer and the Purchaser, substantially in the form attached hereto as Exhibit C.

     "TCW Funds" means TCW Shared Opportunity Fund III, L.P., TCW Leveraged
      ---------
Income Trust II, L.P. and TCW Leveraged Income Trust, L.P.

     1.2.   Defined Terms from the Indenture. The following capitalized terms
            --------------------------------
used in this Agreement not defined herein shall have the meanings assigned to such terms in the Indenture, which definitions are hereby Incorporated by
Reference:

           "Accreted Value"
           "Affiliate"
           "Aggregate Initial Accreted Value"
           "Asset Disposition"
           "Business Day"
           "Capital Discount Notes"

           "Change of Control"
           "Code"
           "DCI Contribution Agreement"
           "DCI Transactions"
           "Default"
           "Discount Notes"
           "Exchange Act"
           "GAAP"
           "Holder"
           "Holdings"
           "Initial Accreted Value"
           "Issue Date"
           "Officer"
           "Person"
           "QIB"
           "Qualified Institutional Buyers"
           "Qualifying Public Offering"
           "Registrable Discount Notes"
           "Regular Record Date"
           "Securities Act"
           "Senior Credit Agreement"
           "Senior Subordinated Notes"
           "Significant Subsidiary"
           "Stated Maturity"
           "Subsidiary"

     1.3. All accounting terms not otherwise defined herein have the meanings assigned to such terms in accordance with GAAP (as defined herein).

SECTION 2. PURCHASE AND SALE OF THE ORIGINAL DISCOUNT NOTES.

     2.1.   Purchase and Sale of Notes. Subject to the terms and conditions of
            --------------------------
this Agreement and on the basis of the representations and warranties set forth herein, Intermediate Holdings hereby agrees to sell to the Purchaser, and by its acceptance hereof the Purchaser agrees to purchase from Intermediate Holdings for investment, at a closing (the "Closing"), the principal amount of its 13 1/2
                                   -------
Series A Senior Discount Notes due 2008 (the "Original Discount Notes") set
                                              -----------------------
forth opposite the name of such Purchaser on Schedule I hereto.
                                             ----------

     2.2.   Purchase Price for Notes. The purchase price to the Purchaser for
            ------------------------
the Original Discount Notes purchased by it hereunder is the amount set forth opposite the Purchaser's name on Schedule I hereto. Intermediate Holdings and
                                 ----------
the Purchaser agree that, for purposes of Sections 1271 through 1275 of the Code, the aggregate original purchase price of the Notes is as set forth on
Schedule I and such price will be appropriately used by Intermediate Holdings
----------
and the Purchaser for financial reporting and income tax purposes.


     2.3.   The Closing. The purchase and sale of the Original Discount Notes
            -----------
shall be substantially contemporaneous with the closing pursuant to the DCI Contribution Agreement. If, prior to the Closing hereunder, the DCI Contribution Agreement shall be terminated and the transactions contemplated thereby shall not be consummated, this Agreement shall automatically terminate and be without further force and effect; provided, however, that no such termination of this
                          --------  -------
Agreement shall relieve any party from liability for breach prior to such termination.

     2.4.   Payment of Purchase Price. At the Closing, against payment of the
            -------------------------
purchase price to Intermediate Holdings by wire transfer of immediately available funds, Intermediate Holdings will deliver Original Discount Notes registered in the name of the Purchaser in accordance with Schedule I.
                                                           ----------

     2.5.   Use of Proceeds. The proceeds of the sale by Intermediate Holdings
            ---------------
of the Original Discount Notes hereunder shall be (i) invested in Dynamic Circuits, Inc. ("DCI") and used by DCI to repay a portion of its outstanding
                 ---
indebtedness and (ii) for general corporate purposes. No portion of the proceeds of the sale of the Original Discount Notes hereunder shall be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any "margin stock" within the meaning of any regulation, interpretation or ruling of the Board of Governors of the Federal Reserve System, all as from time to time in effect, refunding of any indebtedness incurred for such purpose, or making any investment prohibited by foreign trade regulations. Without limiting the foregoing, Intermediate Holdings agrees that in no event shall any proceeds of the sale of the Original Discount Notes hereunder be used in any manner which might cause the Original Discount Notes, or, if applicable the New Discount Notes, or the application of such proceeds to violate any of Regulations U or X of the Board of Governors of the Federal Reserve System or any other regulation of the Board of Governors of the Federal Reserve System, or to violate the Exchange Act, in each case as in effect as of the Closing and as of such use of proceeds.

SECTION 3.  TERMS OF THE ORIGINAL DISCOUNT NOTES

     3.1.   Form. The Original Discount Notes shall be in substantially the
            ----
forms set forth in Exhibit A hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Note Purchase Agreement, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required by law or as may, consistently herewith, be determined by the officers executing such Original Discount Notes, as evidenced by their execution of the Original Discount Notes. Any portion of the text of any Original Discount Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Original Discount Note.

     3.2.   Title and Terms.
            ---------------

              3.2.1. The Original Discount Notes are known as the "13 1/2% Series A Senior Discount Notes due 2008" of the Issuer. The Original Discount Notes will have a Stated Maturity of June 30, 2008 and will be issued pursuant to this Agreement at a discount from the Initial Accreted Value. The Aggregate Initial Accreted Value will reflect a discount from the aggregate stated principal amount of the Intermediate Holdings Discount Notes at maturity, and the Original Discount Notes will accrete in value from Aggregate Initial Accreted Value until June 30, 2003 at a rate per annum of 13 1/2%, compounded semiannually, to an aggregate principal amount at June 30, 2003 of $66,809,539.40. Cash interest will not accrue on the Original Discount Notes prior to June 30, 2003. Thereafter, interest will accrue at a rate per annum of 13.5% and will be payable semiannually in cash and in arrears to the Holders of record on each June 15 or December 15 immediately preceding the interest payment date on June 30 and December 31 of each year, commencing December 31, 2003. Cash interest on the Original Discount Notes will accrue from the most recent interest payment date to which interest has been paid or, if no interest has been paid, from June 30, 2003. For convenience, all references to the principal amount at maturity of the Original Discount Notes herein are references to the principal amount at final maturity without taking into account the payment required by clause Section 3.2.2 hereof and
     Section 2 of the Original Discount Notes. All references herein to outstanding principal amount for the purposes of calculating interest and principal payments and redemption prices shall take into account any payment pursuant to Section 3.2.2 hereof and Section 2 of the Original Discount Notes. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months, until the principal thereof is paid or duly provided for. Interest on any overdue principal, interest (to the extent lawful) or premium, if any, shall be payable on demand.

              3.2.2. For each $1,000 in principal amount of Original Discount Notes outstanding on December 31, 2003, $427.16 will be due and payable in cash on December 31, 2003, representing a payment of a portion of the principal of such Original Discount Notes.

              3.2.3. The principal of (and premium, if any) and interest on the Discount Notes shall be payable by either check mailed to addresses of or wire transfer to the Persons entitled thereto at such addresses as shall appear on the Note Register or pursuant to such wire transfer instructions as provided to the Issuer.

              3.2.4. Holders shall have the right to require the Issuer to purchase their Original Discount Notes, in whole or in part, in the event of a Change of Control pursuant to Section 9.13 and in the event of a Qualifying Public Offering pursuant to Section 9.13A. The Original Discount Notes shall be subject to repurchase by the Issuer pursuant to an Asset Disposition as provided in Section 9.14. The Original Discount Notes shall be redeemable as provided in Section 10 and in the Original Discount Notes.

     3.3.   Denominations.
            -------------

     The Original Discount Notes shall be issuable only in fully registered form, without coupons, and, unless otherwise agreed to by the Issuer, only in denominations of $100,000 and any integral multiple thereof.

     3.4.   Execution, Delivery and Dating.
            ------------------------------

     The Original Discount Notes shall be executed on behalf of the Issuer by two Officers, of which at least one Officer shall be the President or the Chief Financial Officer of the Issuer. The signature of any Officer on the Original Discount Notes shall be manual signatures of the present or any future such authorized officer and may be imprinted or otherwise reproduced on the Original Discount Notes.

     In case the Issuer, pursuant to Section 8, shall be consolidated or merged with or into any other Person or shall convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which the Issuer shall have been merged, or the Person which shall have received a conveyance, transfer, lease or other disposition as aforesaid, shall have executed assumed the obligations of the Issuer pursuant to this Note Purchase Agreement and the Original Discount Notes pursuant to Section 8, any of the Original Discount Notes delivered prior to such consolidation, merger, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Original Discount Notes executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Original Discount Notes surrendered for such exchange and of like principal amount. If Original Discount Notes shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section 3.3 in exchange or substitution for or upon registration of transfer of any Original Discount Notes, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Original Discount Notes at the time outstanding for Discount Notes authenticated and delivered in such new name.

     3.5.   Registration, Registration of Transfer and Exchange.
            ---------------------------------------------------

     The Issuer shall cause to be kept at its office a register (herein sometimes referred to as the "Note Register") in which, subject to such
                              -------------
reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Original Discount Notes and of transfers of Original Discount Notes. The Note Register shall be in written form or any other form capable of being converted into written form within a reasonable time.

     Upon surrender for registration of transfer of any Original Discount Note, the Issuer shall execute and deliver, in the name of the designated transferee or transferees, one or more Original Discount Notes of any authorized denomination or denominations of a like aggregate principal amount at maturity.

     At the option of the Holder, Original Discount Notes may be exchanged for other Original Discount Notes of any authorized denomination (not less than $100,000) and of a like aggregate principal amount at maturity, upon surrender of the Original Discount Notes to be exchanged at such office or agency. Whenever any Discount Notes are so surrendered for exchange the Issuer shall execute and deliver the Original Discount Notes which the Holder making the exchange is entitled to receive.

     All Original Discount Notes issued upon any registration of transfer or exchange of Original Discount Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Note Purchase Agreement, as the Original Discount Notes surrendered upon such registration of transfer or exchange.

     Every Discount Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Issuer) be duly endorsed, or be accompanied by a written instrument of transfer, in form satisfactory to the Issuer, duly executed by the Holder thereof or his attorney duly authorized in writing.

     No service charge shall be made for any registration of transfer or exchange or redemption of Original Discount Notes, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Discount Notes.

     3.6.   Mutilated, Destroyed, Lost and Stolen Discount Notes.
            ----------------------------------------------------

     If (i) any mutilated Original Discount Note is surrendered to the Issuer or
(ii) the Issuer receives evidence to its satisfaction of the destruction, loss or theft of any Original Discount Note, and there is delivered to the Issuer such security or indemnity, as may be required by it to save it harmless, then, in the absence of notice to the Issuer that such Original Discount Note has been acquired by a bona fide purchaser, the Issuer shall execute and deliver, in exchange for any such mutilated Original Discount Note or in lieu of any such destroyed, lost or stolen Original Discount Note, a new Original Discount Note of like tenor and principal amount at maturity, bearing a number not contemporaneously outstanding.

     In case any such mutilated, destroyed, lost or stolen Original Discount Note has become or is about to become due and payable, the Issuer in its discretion may, instead of issuing a new Original Discount Note, pay such Original Discount Note.

     Upon the issuance of any new Original Discount Note under this Section, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses in connection therewith.

     Every Original Discount Note issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Original Discount Note shall constitute an original additional contractual obligation of the Issuer and any other obligor upon the Original Discount Notes, whether or not the mutilated, destroyed, lost or stolen Original Discount Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Note Purchase Agreement equally and proportionately with any and all other Original Discount Notes duly issued hereunder.

     The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Original Discount Notes.

     3.7.   Payment of Interest; Interest Rights Preserved.
            ----------------------------------------------

     Interest on any Original Discount Note which is payable, and is punctually paid or duly provided for, on any interest payment date shall be paid to the Person in whose name such Original Discount Note (or one or more Predecessor Discount Notes) is registered at the close of business on the Regular Record Date for such interest at the office or the Issuer; provided, however, that each installment of interest may at the Issuer's option be paid by (i) mailing a check for such interest, payable to or upon the written order of the Person entitled thereto pursuant to Section 3.6, to the address of such Person as it appears in the Note Register or (ii) wire transfer to an account located in the United States maintained by the payee.

     Any interest on any Original Discount Note which is payable, but is not paid when the same becomes due and payable and such nonpayment continues for a period of 30 days shall forthwith cease to be payable to the Holder on the Regular Record Date by virtue of having been such Holder, and such defaulted interest and (to the extent lawful) interest on such defaulted interest at the rate borne by the Original Discount Notes (such defaulted interest and interest thereon herein collectively called "Defaulted Interest") shall be paid by the
                                    ------------------
Issuer, at its election in each case, as provided in clause (a) or (b) below:

     a. the Issuer may elect to make payment of any Defaulted Interest to the Persons in whose names the Original Discount Notes (or their respective Predecessor Original Discount Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Issuer shall notify the Holders in writing of the amount of Defaulted Interest proposed to be paid on each Original Discount Note, the date (not less than 30 days after such notice) of the proposed payment (the "Special Interest Payment Date"), and a record
                                   -----------------------------
            date (the "Special Record Date") for the payment of such Defaulted
                       -------------------
            Interest which shall be not more than 15 days and not less than 10 days prior to the Special Interest Payment Date and not less than 10 days after the delivery of the notice. The Issuer shall then pay on the Special Interest Payment Date to the Persons in whose names the Original Discount Notes (or their respective Predecessor Original Discount Notes) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).

     b. the Issuer may make payment of any Defaulted Interest in any other lawful manner as agreed to by Holders of a majority of the outstanding Original Discount Notes.

     Subject to the foregoing, each Original Discount Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Original Discount Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Original Discount Note.

     3.8.   Persons Deemed Owners.
            ---------------------

     Prior to the due presentment of a Original Discount Note for registration of transfer, the Issuer may treat as the owner of such Original Discount Note the Person in whose name such Original Discount Note is registered for the purpose of receiving payment of principal of (and premium, if any) and (subject to Sections 3.5 and 3.7) interest on such Original Discount Note and for all other purposes whatsoever, whether or not such Original Discount Note be overdue, and neither the Issuer nor any agent of the Issuer shall be affected by notice to the contrary.

     3.9.   Cancellation.
            ------------

     All Original Discount Notes surrendered for payment, redemption, registration of transfer or exchange shall be delivered to the Issuer and be promptly canceled by it. No Original Discount Notes shall be delivered in exchange for any Original Discount Notes canceled as provided in this Section, except as expressly permitted by this Note Purchase Agreement.

     3.10.  Computation of Interest.
            -----------------------

            Interest on the Original Discount Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

SECTION 4.  REPRESENTATIONS AND WARRANTIES OF PURCHASER

     The Purchaser represents and warrants that:

     4.1.   Legal Capacity; Due Authorization; Binding Effect. The Purchaser has
            -------------------------------------------------
full legal capacity, power and authority to execute and deliver this Agreement and the Registration Rights Agreement and to perform its obligations hereunder and thereunder. This Agreement has been duly executed and delivered by the Purchaser. This Agreement is, and the Registration Rights Agreement will be when duly executed and delivered by the Purchaser, the legal, valid and binding obligation of the Purchaser enforceable against it in accordance with the terms hereof.

     4.2.   Restrictions on Transfer. The Purchaser has been advised that the
            ------------------------
Original Discount Notes have not been registered under the Securities Act or any state securities laws and, therefore, cannot be resold unless they are registered under the Securities Act and applicable state securities laws or unless an exemption from such registration requirements is available. The Purchaser is aware that Intermediate Holdings is under no obligation to effect any such registration with respect to the Original Discount Notes or to file for or comply with any exemption from registration, except as provided in the Registration Rights Agreement. The Purchaser has advised Intermediate Holdings that it proposes to offer a portion of the Original Discount Notes to the TCW Funds for resale upon the terms and subject to the conditions set forth herein. The Purchaser has not solicited offers for, or offered or sold, and will not, solicit offers for, or offer or sell, the Original Discount Notes by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D under the Securities Act ("Regulation D") or in any manner involving a public offering
                 ------------
within the meaning of Section 4(2) of the Securities Act.

     4.3.   Accredited Investor, etc. The Purchaser has such knowledge and
            ------------------------
experience in financial and business matters so as to be capable of evaluating the merits and risks of such investment, is able to incur a complete loss of such investment and to bear the economic risk of such investment for an indefinite period of time. Such Purchaser is an "accredited investor" as that term is defined in Regulation D under the Securities Act and a Qualified Institutional Buyer.

     4.4.   Brokerage Fees, etc. The Purchaser represents and warrants that no
            -------------------
broker's, finders's or placement fee or commission will be payable to any Person alleged to have been retained by the Purchaser with respect to its purchase of Original Discount Notes.

     4.5.   Certain Tax Matters. The Purchaser agrees to deliver to Intermediate
            -------------------
Holdings an appropriate tax form certifying that it is exempt from withholding tax, such as Form W-9 (or a successor form) (if the Purchaser is a U.S. person) or Forms W-8, 1001 or 4224 (or appropriate successor forms) (if the Purchaser is not a U.S. person). If the Purchaser fails to deliver an appropriate tax form to Intermediate Holdings, or if the form delivered by the Purchaser is not adequate to provide an exemption from withholding for any reason, Intermediate Holdings hereby reserves the right to withhold all taxes required to be withheld under applicable law.

     4.6.   Counsel. The Purchaser acknowledges that Ropes & Gray has
            -------
represented the Issuer with respect to this Agreement and the transactions, documents and other agreements contemplated hereby. The Purchaser understands that Ropes & Gray has represented and represents the Purchaser and certain equity funds advised by Bain Capital, Inc which hold Common Stock of Holdings, with respect to various matters from time to time. Without limiting the generality of the foregoing, Ropes & Gray has acted and is acting as counsel to such equity funds with respect to the transactions contemplated by the DCI Contribution Agreement. The Purchaser acknowledges that it has been informed of potential conflicts with respect to the representation of the Issuer by Ropes & Gray and hereby confirms its consent to such representation.

SECTION 5.  REPRESENTATIONS AND WARRANTIES OF INTERMEDIATE HOLDINGS.

     In order to induce the Purchaser to enter into this Agreement and to purchase the Original Discount Notes to be purchased by the Purchaser hereunder, Intermediate Holdings represents, warrants and agrees for the benefit of the Purchaser that as of the date of the Closing (the "Closing Date"):
                                                   ------------

     5.1.   Corporate Existence and Power. Intermediate Holdings (i) is a
            -----------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of California, (ii) is duly qualified to do business in each additional jurisdiction where the failure to so qualify would have a Material Adverse Effect, and (iii) has all requisite corporate power to own its properties and to carry on its business as now being conducted and as proposed to be conducted, and to execute, deliver and perform its obligations under this Agreement and the Notes.

     5.2.   Corporate Authority. The execution, delivery and performance by
            -------------------
Intermediate Holdings of this Agreement, the Registration Rights Agreement and the Original Discount Notes, are within the corporate powers of Intermediate Holdings and have been duly authorized by all necessary corporate action on the part of the Board and stockholders of Intermediate Holdings.

     5.3.   Binding Effect. This Agreement is, and when executed and delivered
            --------------
by Intermediate

Holdings, the Registration Rights Agreement and each Original Discount Note will be, the legal, valid and binding obligation of Intermediate Holdings, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws relative to or affecting the enforcement of creditors' rights generally in effect from time to time and by general principles of equity.

     5.4.   Litigation. There are no actions, suits or proceedings pending or,
            ----------
to the knowledge of Intermediate Holdings, threatened against or affecting Intermediate Holdings or against any officer or director of Intermediate Holdings which are likely to have, individually or in the aggregate, a Material Adverse Effect, or which seek to enjoin, or otherwise prevent the consummation of, the DCI Transactions or to recover any damages or obtain any relief as a result of any of the DCI Transactions in any court or before any arbitrator of any kind or by any governmental body.

     5.5.   Compliance with Laws. Intermediate Holdings and its Subsidiaries are
            --------------------
not in violation of any statute, judgment, decree or government order or regulation applicable to Intermediate Holdings, except such violations as may not, singly or in the aggregate, have a Material Adverse Effect. Intermediate Holdings and its Subsidiaries have obtained and hold all licenses, permits, franchises and other governmental authorizations necessary to the ownership or operation of their properties or the conduct of its business as currently conducted, except such failures as would not, singly or in the aggregate, have a Material Adverse Effect.

     5.6.   No Violation.
            ------------

              5.6.1.  Existing Violations.
                      -------------------

     Intermediate Holdings and its Subsidiaries are not (i) in violation of their certificates of incorporation or by- laws or (ii) in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any indenture, mortgage, deed of trust or any other agreement or instrument to which any of them is a party other than such defaults that could not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. There exists no condition that, with the passage of time or otherwise, would constitute a violation of their certificates of incorporation or by-laws or a default under any such document or instrument or result in the imposition of any penalty or the acceleration of any indebtedness or other obligation other than such defaults that would not, singly or in the aggregate, result in a Material Adverse Effect.

            5.6.2.    Execution of Agreement.
                      ----------------------

     None of the execution or delivery by Intermediate Holdings of this Agreement or the Registration Rights Agreement, the issuance, sale or delivery of the Original Discount Notes, or the performance by Intermediate Holdings of its obligations pursuant to this Agreement, the Original Discount Notes and the Registration Rights Agreement, will conflict with, violate, constitute a breach of or a default (with the passage of time or otherwise) under, require the consent of any Person (other than consents already obtained or as may be required to be obtained or made under the Securities Act and applicable state securities laws, as contemplated in the Registration Rights Agreement) under, result in the imposition of any penalty, or result in the imposition of a lien, other than liens permitted hereby, upon any property or assets of Intermediate Holdings or any of its Subsidiaries, or an acceleration of indebtedness or other obligation of Intermediate Holdings or its Subsidiaries pursuant to, (i) the certificate of incorporation or by-laws of Intermediate Holdings, (ii) except as set forth on Schedule 5.6.2 hereto, any bond, debenture, note or any other
             --------------
evidence of indebtedness or any indenture, mortgage, deed of trust or any other agreement or instrument to which Intermediate Holdings or any of its Subsidiaries is a party or by which any of them are bound or to which any of their property or assets is subject, or (iii) any law, statute, judgment, decree or government order applicable to Intermediate Holdings or its Subsidiaries, except in any case where such violation, default, breach or conflict, or the absence of such consent or the creation of such lien, would not, singly or in the aggregate, result in a Material Adverse Effect.

     5.7.   Consents.
            --------

     No consent, approval or authorization of, or filing, registration or qualification with, any Person or any governmental or regulatory authority or body is required in connection with or as a condition to the execution and delivery of this Agreement or the Registration Rights Agreement or the offer, issuance, sale or delivery of the Original Discount Notes at the Closing, except for such consents, approvals, authorizations, filings, registrations or qualifications as have been made or obtained on or before the Closing Date and except to the extent that the failure to obtain any such consents, approvals, authorizations or qualifications or to make any such filings or registrations could not, singly or in the aggregate, have a Material Adverse Effect.

     5.8.   No Default.  No event has occurred and is continuing which
            ----------
constitutes a Default or an Event of Default hereunder.

     5.9.  Private Offering. Intermediate Holdings has not (nor has anyone
           ----------------
acting on its behalf) offered the Original Discount Notes or any part thereof or any similar securities for issue or sale to, or solicited any offer to acquire any of the same from, anyone so as to bring the issuance and sale of any of the Original Discount Notes within the provisions of Section 5 of the Securities Act.

     5.10. Governmental Regulations.
           ------------------------
Intermediate Holdings is not subject to regulation, and will not become subject to regulation upon the issuance of the Original Discount Notes as contemplated by this Agreement, under the Investment Company Act of 1940, as amended, or any Federal or state statute or regulation limiting its ability to incur or assume indebtedness for borrowed money or consummate the transactions contemplated hereby.

     5.11. ERISA.  No "prohibited transaction" (as defined in Section 406 of the
           -----
Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"), or Section 4975
                                                       -----
of the Internal Revenue Code of 1986, as amended from time to time (the "Code"))
                                                                         ----
or "accumulated funding deficiency" (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred with respect to any employee benefit plan of Intermediate Holdings or any of its subsidiaries which could reasonably be expected to have a Material Adverse Effect; each such employee benefit plan is in compliance in all material respects with applicable law, including ERISA and the Code; Intermediate Holdings and each of its subsidiaries have not incurred and do not expect to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any pension plan for which Intermediate Holdings or any of its subsidiaries would have any liability; and each such pension plan that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which could reasonably be expected to cause the loss of such qualification.

     5.12. Margin Securities, etc. Neither Intermediate Holdings nor any of its
           ----------------------
subsidiaries owns any "margin securities" as that term is defined in Regulations G and U of the Board of Governors of the Federal Reserve System (the "Federal
                                                                      -------
Reserve Board"), and none of the proceeds of the sale of the Original Discount
-------------
Notes will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Original Discount Notes to be considered a "purpose credit" within the meanings of Regulation G, T, U or X of the Federal Reserve Board.

     5.13. Exchange Act. There are no securities of Intermediate Holdings
           ------------
registered under the Exchange Act, or listed on a national securities exchange or quoted in a U.S. automated inter-dealer quotation system.

     5.14. Not Investment Company. Neither Intermediate Holdings nor any of its
           ----------------------
Subsidiaries is (A) an "investment company" or a company "controlled by" an investment company within the meaning of the Investment Company Act of 1940, as amended and the rules and regulations of the Securities and Exchange Commission thereunder, or (B) a "holding company" or a "subsidiary company" of a holding company or an "affiliate" thereof within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     5.15. Counsel. The Issuer acknowledges that Ropes & Gray has acted and does
           -------
act as counsel to the Purchaser and certain equity funds advised by Bain Capital, Inc which hold Common Stock of Holdings, with respect to various matters from time to time. Without limiting the generality of the foregoing, Ropes & Gray has acted and is acting as counsel to such equity funds with respect to the transactions contemplated by the DCI Contribution Agreement. The Issuer acknowledges that it has been informed of potential conflicts involved in the representation of it by Ropes & Gray with respect to this Agreement and the transactions, documents and other agreements contemplated hereby, and the Issuer confirms that it has waived and does waive any conflicts which may arise out the representation by Ropes & Gray of the Purchaser and such equity funds.

SECTION 6. CLOSING CONDITIONS

     6.1.  Obligations of the Purchaser. The obligation of the Purchaser to
           ----------------------------
purchase and pay for the Original Discount Notes provided for hereunder is subject to the satisfaction of the following conditions, each as of the Closing
Date:

           6.1.1.  Representations and Warranties; No Default. All
                   ------------------------------------------
        representations and warranties of Intermediate Holdings contained in this Agreement shall be true and correct in all material respects, including, without limitation, that there shall exist no Default or Event of Default as of the Closing Date, including after giving effect to the issuance of the Original Discount Notes contemplated herein.

           6.1.2.  Documents Satisfactory; DCI Transactions Consummated. The DCI
                   ----------------------------------------------------
        Transactions, except for the matters referred to in Section 9.18 hereof which are to occur following the closing under the DCI Contribution Agreement, shall have been consummated or be consummated simultaneously with Closing hereunder, in accordance with the terms of the DCI Contribution Agreement and all applicable laws. Each of the Documents shall have been duly executed and delivered by the respective parties thereto and shall be in full force and effect.

           6.1.3.  Registration Rights Agreement. The Issuer shall have duly
                   -----------------------------
        executed and delivered to the Purchaser the Registration Rights
        Agreement.

            6.1.4. Delivery of Documents. The Purchaser shall have received the
                   ---------------------
        following items, each of which shall be in form and substance reasonably satisfactory to the Purchaser and, unless otherwise noted, dated the Closing Date:

               6.1.4.1.  Executed copies of this Agreement, the Registration
            Rights

        Agreement and the Original Discount Notes issued in the name of the Purchaser as set forth on Schedule I.
                                  ----------
            6.1.4.2. Resolutions of the board of directors of Intermediate Holdings approving and authorizing the execution, delivery and performance of this Agreement and the issuance and sale of the Original Discount Notes and the execution, delivery and payment of the Original Discount Notes, certified as of the Closing Date by the secretary or an assistant secretary of Intermediate Holdings as being in full force and effect without modification or amendment.

            6.1.4.3. Copies of a certificate of the secretary of the State of California dated a recent date prior to the Closing Date, listing the charter documents of Intermediate Holdings and any amendments thereto on file in the office of said secretary and certifying that (A) such charter is a true and correct copy thereof, (B) such amendments are the only amendments to such charter on file in his office, (C) Intermediate Holdings has paid all franchise taxes to the date of such certificate and (D) Intermediate Holdings is duly incorporated and in good standing under the laws of such state.

            6.1.4.4. A certificate of Intermediate Holdings, signed on its behalf by an officer duly authorized, dated the Closing Date (the statements made in which certificate shall be true on and as of such date) certifying as to (A) the absence of any amendment to the certificate of incorporation of Intermediate Holdings since the date of the secretary of state's certificate referred to in Section 6.1.3.3 above), (B) a true and correct copy of the bylaws of Intermediate Holdings as in effect on the Closing Date, (C) the due incorporation and good standing of

        Intermediate Holdings as a corporation organized under the laws of the jurisdiction of its incorporation and the absence of any proceeding for the dissolution or liquidation of Intermediate Holdings, (D) the completeness and accuracy of the representations and warranties contained in this Agreement as of the Closing Date and (E) incumbency and true signatures of officers of Intermediate Holdings.

               6.1.4.5. The Purchaser and the TCW Funds shall have received an opinion, dated the Closing Date, from Ropes & Gray, substantially in the form set forth as Exhibit D hereto.

               6.1.4.6. The Purchaser and the TCW Funds shall have received an opinion, dated the Closing Date, from Stradling Yocca Carlson & Rauth, substantially in the form set forth as Exhibit E hereto.

        6.1.5.  Consents and Permits. Intermediate Holdings shall have received
                --------------------
     all consents, permits and other authorizations, and made all such filings and declarations, as may be required pursuant to any statute, judgment, decree or government order or regulation applicable to it, for consummation of the transactions contemplated by this Agreement, including the issuance and sale of the Original Discount Notes, and pursuant to all other agreements, orders and decrees to which it is a party or to which it is subject, in connection with the transactions to be consummated on or prior to the Closing Date contemplated by this Agreement.

        6.1.6.  Proceedings Satisfactory. All corporate proceedings taken in
                ------------------------
     connection with the sale of the Original Discount Notes and all documents relating thereto, shall be reasonably satisfactory in form and substance to the Purchaser. The Purchaser shall have received copies of such documents as they may reasonably request in connection with the Closing.

        6.1.7.  No Material Adverse Change. Nothing shall have occurred (and the
                --------------------------
     Purchaser shall not be aware of any facts or conditions not previously known) which reasonably could be expected to have a Material Adverse Effect.

        6.1.8.  No Material Judgment or Order. There shall not be on the Closing
                -----------------------------
     Date any judgment or order of a court of competent jurisdiction or any ruling of any agency of the Federal, state or local government that would prohibit the sale or issuance of the Original Discount Notes hereunder or subject Intermediate Holdings or the Purchaser to any material penalty if the Original Discount Notes were to be issued and sold hereunder.

         6.1.9.  Certain Expenses. On the Closing Date, all reasonable
                 ----------------
     attorney's fees and expenses of the Purchaser incurred in connection with the negotiation and execution of this Agreement and the documents contemplated hereby shall have been paid by Intermediate Holdings to the extent due.

         6.1.10.  No Violation of Regulations U or X. The issuance of the
                  ----------------------------------
      Original Discount Notes shall not violate Regulations U or X of the Board of Governors of the Federal Reserve Board.

      6.2.  Obligations of Intermediate Holdings. The obligations of
            ------------------------------------
Intermediate Holdings to sell the Original Discount Notes to be delivered to the Purchaser at the Closing shall be subject to the satisfaction of the following conditions:

            6.2.1.  Purchaser's Representations and Warranties. The Purchaser's
                    ------------------------------------------
       payment of the purchase price for the Original Discount Notes purchased by it at the Closing shall constitute a certification by such Purchaser that all of its representations and warranties made herein shall be true and correct in all material respects at and as of the Closing Date, after giving effect to the transactions contemplated by this Agreement, as if made at and as of such date.

            6.2.2.  No Material Judgment or Order. There shall not be on the
                    -----------------------------
       Closing Date any judgment or order of a court of competent jurisdiction or any ruling of any agency of the Federal, state or local government that would prohibit the sale or issuance of the Original Discount Notes hereunder or subject the Purchaser or Intermediate Holdings to any material penalty if the Original Discount Notes were to be issued and sold hereunder.

            6.2.3.  The Sale by Intermediate Holdings Permitted by Applicable
                    ---------------------------------------------------------
       Laws. The sale by Intermediate Holdings of the Original Discount Notes to
       ----
       be purchased by the Purchaser (a) shall not be prohibited by any applicable law or governmental regulation, release, interpretation or opinion (including, without limitation, Regulation G, T, U or X of the Board of Governors of the Federal Reserve System), (b) shall not subject Intermediate Holdings to any penalty under or pursuant to any applicable law or governmental regulation, and (c) shall be permitted by the laws and regulations of the jurisdictions to which Intermediate Holdings is subject.

            6.2.4.  Consents and Permits. The Purchaser shall have received all
                    --------------------
       consents, permits and other authorizations, and made all such filings and declarations, as may be required pursuant to any statute, judgment, decree or government order or regulation applicable to it, for the consummation of the transactions contemplated by this Agreement, including the issuance and sale of the Original Discount Notes, and pursuant to all other agreements, orders and decrees to which it is a party or to which it is subject, in connection with the transactions to be consummated on or prior to the Closing Date contemplated by this Agreement.


  SECTION 7  REMEDIES.

        7.1. Events of Default.
             -----------------

         "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

       (i) a default in any payment of interest on any Original Discount Note when due, continued for 30 days;

      (ii) a default in the payment of principal of any Original Discount Note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise; provided that this clause (ii) shall not be deemed to include as an Event of Default any failure by the Issuer to pay any amounts that are due and payable solely pursuant to Section
   3.2.2 hereof and Section 2 of the Original Discount Notes;

     (iii) the failure by the Issuer to comply for 30 days after the notice specified below with any of its obligations under Section 8 and Sections 9.5 through 9.16 (other than a failure to purchase Original Discount Notes when required under Sections 9.13, 9.13A and 9.14 which shall constitute an Event of Default under clause (ii) above);

     (iv) the failure by the Issuer to comply for 60 days after the notice specified below with any of its other agreements contained in this Note Purchase Agreement or the Original Discount Note (other than those referred to in (i), (ii) or (iii) above); provided that this clause (iv) shall not be deemed to include as an Event of Default any failure by the Issuer to pay any amounts that are due and payable solely pursuant to Section 3.2.2 hereof and
   Section 2 of the Original Discount Notes;

     (v) Indebtedness of the Issuer or any Restricted Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $10 million;

     (vi) the Issuer or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

             (A)  commences a voluntary case;

             (B) consents to the entry of an order for relief against it in an involuntary case;

             (C) consents to the appointment of a Custodian of it or for all or substantially all of its property;

             (D)  makes a general assignment for the benefit of its creditors;

      or takes any comparable action under any foreign laws relating to insolvency; or

         (vii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

             (A) is for relief against the Issuer or any Significant Subsidiary in an involuntary case;

             (B) appoints a Custodian of the Issuer or any Significant Subsidiary for all or substantially all of its property; or

             (C) orders the winding up or liquidation of the Issuer or any Significant Subsidiary;

      or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 90 consecutive days;

         (viii) any judgment or decree for the payment of money in excess of $10 million is rendered against the Issuer or any Significant Subsidiary and such judgment or decree remains undischarged or unstayed for a period of 60 days after such judgment becomes final and non-appealable; or

      The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body; provided, however, a default under clauses (iii) and (iv) will not constitute an Event of Default until or the holders of 25% in principal amount of the outstanding Original Discount Notes notify the Issuer of the default and the Issuer does not cure such default within the time specified in clauses (iii) and (iv) after receipt of such notice. Such notice must specify the Default, demand that it is to be remedied and state that such notice is a "Notice of Default."

      The Issuer also is required to deliver to the Holders, within 30 days after the occurrence thereof, written notice of any events that would become an Event of Default under clause (iii), (iv) or (vii) above, their status and what action the Issuer is taking or proposes to take in respect thereof.

       7.2   Acceleration of Maturity; Rescission and Annulment.
             --------------------------------------------------

           If an Event of Default (other than by reason of an Event of Default specified in clause (vi) or (vii) of Section 7.1) occurs and is continuing, the Holders of at least 25% in principal amount of the Original Discount Notes outstanding may declare the principal (or if prior to June 30, 2003, the Accreted Value of) (and premium, if any), accrued and unpaid interest and any other monetary obligations on all such then outstanding Original Discount Notes to be due and payable immediately, by a notice in writing to the Issuer. Upon the effectiveness of such declaration, such principal (or Accreted Value) (and premium, if any) and interest will be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default specified in
Section 7.1(vi) or (vii) occurs and is continuing, then the outstanding principal amount of all the Original

Discount Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of any Holder.

     The Holders of a majority in principal amount of the outstanding Original Discount Notes by notice to the Issuer may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

         The failure of the Issuer to pay any amounts that are due and payable solely pursuant to Section 3.2.2 of this Agreement and Section 2 of the Original Discount Notes shall give the Holders of Original Discount Notes a right to sue for failure to pay such amounts when due and payable, but shall not give such Holders the right to declare the principal of and accrued and unpaid interest on the Original Discount Notes, if any, to be due and payable.

     No one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Note Purchase Agreement or any Original Discount Note to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Note Purchase Agreement or any Original Discount Note, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

      7.3.  Unconditional Right of Holders to Receive Principal,
            ----------------------------------------------------
Premium and Interest.
--------------------

      Notwithstanding any other provision in this Note Purchase Agreement the Holder of any Original Discount Note shall have the right, which is absolute and unconditional, to receive payment, as provided herein (including, if applicable, Section 10) and in such Original Discount Note of the principal of (and premium, if any) and (subject to Section 3.7) interest on such Original Discount Note on the respective Stated Maturities expressed in such Original Discount Note (or, in the case of redemption or repurchase, on the Redemption Date or repurchase) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

     7.4.  Restoration of Rights and Remedies.
           ----------------------------------

     If any Holder has instituted any proceeding to enforce any right or remedy under this Agreement and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to such Holder, then and in every such case, subject to any determination in such proceeding, the Issuer, any other obligor on the Original Discount Notes, and the Holders shall be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Holders shall continue as though no such proceeding had been instituted.

     7.5.  Rights and Remedies Cumulative.
           ------------------------------

     Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Original Discount Notes in Section 3.6, no right or remedy herein conferred upon or reserved to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

     7.6.  Delay or Omission Not Waiver.
           ----------------------------

     No delay or omission of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Section or by law to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Holders.

     7.7.  Waiver of Past Defaults.
           -----------------------

     Subject to Section 7.4 and Section 13.4, the Holders of a majority in aggregate principal amount of the outstanding Original Discount Notes (including consents obtained in connection with a tender offer or exchange offer for the Original Discount Notes) may on behalf of the Holders of all the Original Discount Notes, by written notice to the Issuer, waive any existing Default or Event of Default and its consequences under this Note Purchase Agreement except a continuing Default or Event of Default in the payment of interest on, premium, if any, or the principal of (or if prior to June 30, 2003, the Accreted Value), any such Original Discount Note held by a non-consenting Holder, or in respect of a covenant or a provision which cannot be amended or modified without the consent of all Holders.

     In the event that any Event of Default specified in Section 7.1(v) shall have occurred and be continuing, such Event of Default and all consequences thereof (including without limitation any acceleration or resulting payment default) shall be annulled, waived and rescinded, automatically and without any action by the Holders of the Original Discount Notes, if within 30 days after such Event of Default arose (i) the Indebtedness that is the basis for such Event of Default has been discharged, or (ii) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default, or (iii) if the Default that is the basis for such Event of Default has been cured.

     Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

SECTION 8. MERGER, CONSOLIDATION OR SALE OF ASSETS.

    8.1. Section 801 of the Indenture is hereby incorporated by reference, except that:

           8.1.1. all text of clause (i) after "expressly assume" shall be deemed deleted and replaced with "by an executed writing in a form satisfactory to the holders of a majority of the outstanding Original Discount Notes, all obligations of the Issuer under the Original Discount Notes and this Note Purchase Agreement."

           8.1.2. the word "Trustee" in the first line of clause (iv) shall be deemed replaced with the word "Holders."

      8.2. Section 802 of the Indenture is hereby Incorporated by Reference.

SECTION 9. COVENANTS.

      9.1. Payment of Principal, Premium, if any, and Interest. Section 1001 of
           ---------------------------------------------------
the Indenture is hereby Incorporated by Reference, except that (i) any references to "New Discount Notes" shall deemed to be a reference to "Original Discount Notes" and (ii) any reference to "this Indenture" shall be deemed to be a reference to "this Note Purchase Agreement."

      9.2. Corporate Existence. Section 1004 of the Indenture is hereby
           -------------------
Incorporated by Reference, except that reference to Article 8 shall deemed to be a reference to Section 8 hereof.

      9.3. Payment of Taxes and Other Claims. Section 1005 of the Indenture is
           ---------------------------------
hereby Incorporated by Reference.

      9.4. Compliance with Statutes. Section 1008 of the Indenture is hereby
           ------------------------
Incorporated by Reference.

     9.5   Limitation on Restricted Payments. Section 1009 of the Indenture is
           ---------------------------------
hereby Incorporated by Reference, except that each reference to "the Trustee" shall deemed to be a reference to "the Holders of Discount Notes".

     9.6.  Limitation on Indebtedness by the Issuer. Section 1010 of the
           ----------------------------------------
Indenture is hereby Incorporated by Reference.

     9.7   Limitations on Indebtedness by Details Capital. Section 1010A of the
           ----------------------------------------------
Indenture is hereby Incorporated by Reference.

     9.8.  Limitation on Indebtedness by Non-Capital Subsidiaries. Section 1010B
           ------------------------------------------------------
of the Indenture is hereby Incorporated by Reference.

     9.9   Limitation on Indebtedness by the Company. Section 1011 of the
           -----------------------------------------
Indenture is hereby Incorporated by Reference.

     9.10. Limitation on Affiliate Transactions. Section 1012 of the
           ------------------------------------
Indenture is hereby Incorporated by Reference.

     9.11. Limitation on Restrictions on Distributions from Restricted
           -----------------------------------------------------------
Subsidiaries. Section 1013 of the Indenture is hereby Incorporated by Reference,
------------
except that any reference to "New Discount Notes" shall be deemed to be a reference to "Original Discount Notes."

     9.12  Limitation on the Sale or Issuance of Preferred Stock of
           --------------------------------------------------------
Restricted Subsidiaries.  Section 1014 of the Indenture is hereby
-----------------------
Incorporated by Reference.

     9.13. Change of Control. Section 1015 of the Indenture is hereby
           -----------------
Incorporated by Reference, except that (i) any reference to "New Discount Notes" shall be deemed to be a reference to "Original Discount Notes"; (ii) the words "with a copy to the Trustee" appearing in Section 1015 shall be deemed to be deleted; (iii) the reference to Section 1101 shall be deemed to be a reference to Section 10.1 hereof; and (iv) the reference to Section 1105 shall be deemed to be a reference to Section 10.5 hereof.

         9.13A. Qualifying Public Offering. Section 1015A of the Indenture is
                --------------------------
hereby Incorporated by Reference, except that (i) any reference to "New Discount Notes" shall be deemed to be a reference to "Original Discount Notes"; (ii) the words "with a copy to the Trustee" appearing in Section 1015A shall be deemed to be deleted; (iii) the reference to Section 1101 shall be deemed to be a reference to Section 10.1 hereof; and (iv) the reference to Section 1105 shall be deemed to be a reference to Section 10.5 hereof.

         9.14.  Limitation on Sales of Assets and Subsidiary Stock. Section 1016
                --------------------------------------------------
of the Indenture is hereby Incorporated by Reference, except that any reference to "New Discount Notes" shall be deemed to be a reference to "Original Discount Notes."

         9.15.  Limitation on Lines of Business. Section 1018 of the Indenture
                -------------------------------
is hereby Incorporated by Reference.

         9.16.  Financial Statements. As long as Original Discount Notes are
                --------------------
outstanding, until such time as Intermediate Holdings enters into the Indenture and is required to file reports with SEC pursuant to Section 1017 of the Indenture, Intermediate Holdings and its Restricted Subsidiaries will maintain a system of accounts in accordance with GAAP, keep full and complete financial records and furnish to Holders of Original Discount Notes (i) within ninety (90) days after the end of each fiscal year, a copy of the balance sheet of Intermediate Holdings and its Restricted Subsidiaries as at the end of such year, together with a statement of income and cash flows of Intermediate Holdings and its Restricted Subsidiaries for such year, certified by an independent public accountant of recognized national standing, prepared in accordance with GAAP and (ii) within forty-five (45) days after the end of each of the first three quarters of each fiscal year, a copy of the balance sheet of

Intermediate Holdings and its Restricted Subsidiaries as of the end of such quarter and statements of income and of cash flows of Intermediate Holdings and its Restricted Subsidiaries for the fiscal quarter and for the portion of the fiscal year ending on the last day of such quarter, each of the foregoing balance sheets and statements to set forth in comparative form the corresponding figures for the same period of the prior fiscal year, to be in reasonable detail (provided, however, such financial statements may not contain all footnotes
 -----------------
required under generally accepted accounting principles) and to be certified, subject to normal year-end audit adjustments, by the chief financial officer of Intermediate Holdings that to the best of his knowledge they are true and accurate in all material respects as of their dates.

     9.17.     Statement by Officers as to Default. Section 1019 of the
               -----------------------------------
Indenture is hereby Incorporated by Reference, except that the word "Trustee" shall deemed to be a reference to "the Holders of Original Discount Notes" and each reference to "this Indenture" shall be deemed to be a reference to "this Note Purchase Agreement."

     9.18.     Post-Closing Matters. Within thirty Business Days following the
               --------------------
Closing, as contemplated by the DCI Contribution Agreement, (i) DCI will become a wholly owned subsidiary of Intermediate Holdings and (ii) Holdings will contribute to Intermediate Holdings all of the capital stock of Details Capital Corp.

     9.19.     Further Assurances. Intermediate Holdings agrees that it shall,
               ------------------
at its expense and upon request of the Purchaser, duly execute and deliver, or cause to be executed and delivered, to the Purchaser such further instruments and do and cause to be done such further acts as may be necessary or proper in the reasonable opinion of the Purchaser to carry out more effectively the provisions and purposes of this Agreement.

SECTION 10. REDEMPTION OF ORIGINAL DISCOUNT NOTES.

     10.1.  Optional Redemption. The Original Discount Notes may or shall, as
            -------------------
the case may be, be redeemed, as a whole or from time to time in part, subject to the conditions and at the Redemption Prices specified in the Form of Original Discount Note attached hereto as Exhibit A, together with accrued interest to the redemption date. Exhibit F hereto sets forth examples of Redemption Prices as of certain dates in connection with a redemption pursuant to this Section
10.1 and is included for illustrative purposes only.

     10.2.  Applicability of Section. Redemption of Original Discount Notes at
            ------------------------
the election of the Issuer or otherwise, as permitted or required by any provision of this Note Purchase Agreement, shall be made in accordance with such provision and this Section 10.

     10.3.  Election to Redeem. The election of the Issuer to redeem any
            ------------------
Original Discount Notes pursuant to Section 10.1 shall be evidenced by a Board Resolution.

     10.4.  Selection by of Original Discount Notes to Be Redeemed. If less than
            ------------------------------------------------------
all the Original Discount Notes are to be redeemed at any time pursuant to an optional redemption, the particular Original Discount Notes to be redeemed shall be selected not more than 90 days prior to the Redemption Date by Issuer, from the outstanding Original Discount Notes not previously called for redemption on a pro rata basis which such selection may provide for redemption of portions of the principal of (or Accreted Value of) the Original Discount Notes; provided, however, that no such partial redemption shall reduce the portion of the principal amount of (or Accreted Value of) an Original Discount Note not redeemed to less than $100,000.

     For all purposes of this Note Purchase Agreement, unless the context otherwise requires, all provisions relating to redemption of Original Discount Notes shall relate, in the case of any Original Discount Note redeemed or to be redeemed only in part, to the portion of the principal amount of (or Accreted Value of) such Original Discount Note which has been or is to be redeemed.

     10.5.  Notice of Redemption. Notice of redemption shall be given by the
            --------------------
Issuer not less than 30 nor more than 90 days prior to the Redemption Date, to each Holder of Original Discount Notes to be redeemed.

     All notices of redemption shall state:

          10.5.1. the Redemption Date,

          10.5.2. the Redemption Price and the amount of accrued interest to the Redemption Date payable as provided in Section 10, if any,

           10.5.3. if less than all outstanding Original Discount Notes are to be redeemed, the identification of the particular Original Discount Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of (or Accreted Value of) Original Discount Notes to be redeemed and the aggregate principal amount of (or Accreted Value of) Original Discount Notes to be outstanding after such partial redemption,


           10.5.4. in case any Original Discount Note is to be redeemed in part only, the notice which relates to such Original Discount Note shall state that on and after the Redemption Date, upon surrender of such Original Discount Note, the holder will receive, without charge, a new Original Discount Note or Original Discount Notes of authorized denominations for the principal amount thereof (or Accreted Value thereof) remaining unredeemed,

           10.5.5. that on the Redemption Date the Redemption Price (and accrued interest, if any, to the Redemption Date payable as provided in Section 10.7) will become due and payable upon each such Original Discount Note, or the portion thereof, to be redeemed, and, unless the Issuer defaults in making the redemption payment, that interest on Original Discount Notes called for redemption (or the portion thereof) will cease to accrue on and after said date,

           10.5.6. the place or places where such Original Discount Notes are to be surrendered for payment of the Redemption Price and accrued interest, if any,

           10.5.7. that Original Discount Notes called for redemption must be surrendered to the Issuer to collect the Redemption Price,

           10.5.8. the CUSIP number (if any), and that no representation is made as to the accuracy or correctness of the CUSIP number (if any) listed in such notice or printed on the Original Discount Notes, and

           10.5.9. the paragraph of the Original Discount Notes or Section of the Note Purchase Agreement pursuant to which the Original Discount Notes are to be redeemed.

     10.6. Deposit of Redemption Price. Prior to any Redemption Date, the Issuer
           ---------------------------
shall segregate and hold in trust as an amount of money sufficient to pay the Redemption Price of, and accrued interest on, all the Original Discount Notes which are to be redeemed on that date.

     10.7. Original Discount Notes Payable on Redemption Date. Notice of
           --------------------------------------------------
redemption having been given as aforesaid, the Original Discount Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified (together with accrued interest, if any, to the Redemption Date), and from and after such date (unless the Issuer shall default in the payment of the Redemption Price and accrued interest) such Original Discount Notes shall cease to bear interest. Upon surrender of any such Original Discount Note for redemption in accordance with said notice, such Original Discount Note shall be paid by the Issuer at the Redemption Price, together with accrued interest, if any, to the Redemption

Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Original Discount Notes, or one or more Predecessor Original Discount Notes, registered as such at the close of business on the relevant Regular Record Date or Special Record Date, as the case may be, according to their terms and the provisions of Section 3.7.

     If any Original Discount Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Original Discount Notes.

     10.8. Original Discount Notes Redeemed in Part. Any Original Discount Note
           ----------------------------------------
which is to be redeemed only in part (pursuant to the provisions of this Section
10) shall be surrendered to the Issuer (with, if the Issuer so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuer duly executed by the Holder thereof or such Holder's attorney duly authorized in writing), and the Issuer shall execute, and deliver to the Holder of such Original Discount Note at the expense of the Issuer, a new Original Discount Note or Original Discount Notes, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Original Discount Note so surrendered, provided, that each such new Note will be in a principal amount of $100,000 or integral multiple thereof.

SECTION 11.  SPECIAL TRANSFER PROVISIONS.

     11.1. Assignments of Notes.
           --------------------

          11.1.1. In the case of any sale, assignment, transfer or negotiation of all or part of the Original Discount Notes authorized under this Section 11 (but not in the case of a participation), the assignee, transferee or recipient shall have, to the extent of such sale, assignment, transfer or negotiation, the same rights, benefits and obligations under this Agreement, the Registration Rights Agreement and such Original Discount Notes as it would if it were a Purchaser on the Closing Date with respect to such Original Discount Notes.

          11.1.2. Intermediate Holdings shall keep at its principal office a register in which Intermediate Holdings shall provide for the registration of the Original Discount Notes and for the transfer of the same. Upon surrender for registration of transfer of any such Original Discount Notes at the principal office of

     Intermediate Holdings, Intermediate Holdings shall, at its expense, promptly execute and deliver one or more new Original Discount Notes of like tenor and of a like principal amount, registered in the name of such transferee or transferees and, in the case of a transfer in part, a new Original Discount Note in the appropriate amount registered in the names of such transferor.

          11.1.3. In connection with any sales, assignments or transfers of any Original Discount Note, the transferor shall give notice to Intermediate Holdings of the identity of such parties and obtain agreements, if so requested by Intermediate Holdings, from the transferees that all nonpublic information given to such parties pursuant to this Agreement will be held in strict confidence pursuant to a confidentiality agreement reasonably satisfactory to Intermediate Holdings.

          11.1.4. While the Original Discount Notes are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, Intermediate Holdings will, during any period in which it is not subject to Section 13 or 15(d) of the Exchange Act, make available to the Purchaser in connection with any sale thereof and, subject to the provisions of Section 15(d) of the Exchange Act, any prospective purchaser of Original Discount Notes in each case as soon as is reasonably practicable upon written request of such holder, the information specified in, and meeting the requirements of Rule 144A under the Securities Act.

     11.2 Restrictive Legend. Unless and until an Original Discount Note is sold
          ------------------
under an effective registration statement or sold to the public pursuant to Rule 144 under the Securities Act, such Original Discount Note shall bear the following legend (the "Private Placement Legend") on the face thereof:

     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT

OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS.
                          ---------- ---
NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

     THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION
                                                             ------------------
TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF JULY 23, 1998 AND THE
----------------
LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL ACCREDITED INVESTOR WITHIN THE MEANING OF SECTION 501(A)(1), (2),
(3) OR (7) UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL

ACCREDITED INVESTOR, IN EACH CASE IN A TRANSACTION INVOLVING A MINIMUM PRINCIPAL AMOUNT OF $250,000 OF SUCH SECURITIES, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D), (E) OR (F) ABOVE TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO IT, AND IN THE CASE OF THE FOREGOING CLAUSE
(E), A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE ISSUER. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

     11.3. Special Transfer Provisions. The following provisions shall apply
           ---------------------------
with respect to any proposed transfer of an Original Discount Note, prior to the expiration of July 23, 2000, which has not been sold in a public offering registered under the Securities Act or to the public pursuant to Rule 144 under the Securities Act.

          11.3.1. A transfer of such Original Discount Note to a QIB (as defined herein) shall be made upon the representation of the transferee that it is purchasing the Original Discount Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A;

          11.3.2. A transfer of such Original Discount Note or a beneficial interest therein to an institutional accredited investor shall be made upon receipt by the Issuer of a certificate substantially in the form set forth in Section 308 of the Indenture (with appropriate changes to reflect that such certificate is in regard to an Original Discount Note as opposed to a New Discount Note) from the proposed transferee and, if requested by the Issuer, the delivery of an opinion of counsel, certification and/or other information satisfactory to it; and

          11.3.3. A transfer of such Original Discount Note or a beneficial interest therein to a Non-U.S. Person shall be made upon receipt by the Issuer of a certificate substantially in the form set forth in Section 309 of the Indenture (with appropriate changes to reflect that such certificate is in regard to an Original Discount Note as opposed to a New Discount
     Note) from the proposed transferee and, if requested by the Issuer, the delivery of an opinion of counsel, certification and/or other information satisfactory to it.

     11.4. General. By its acceptance of any Original Discount Note bearing the
           -------
Private Placement Legend, each Holder of such a Original Discount Note acknowledges the restrictions on transfer of such Original Discount Note set forth in this Note Purchase Agreement and in the Private Placement Legend and agrees that it will transfer such Original Discount Note only as provided in this Note Purchase Agreement and the Private Placement Legend.

     11.5. Termination of Restrictions. The restrictions imposed by the Private
           ---------------------------
Placement Legend
upon the transferability of the Original Discount Notes shall cease and terminate as to the Original Discount Notes (i) when, in the opinion of Ropes & Gray or other counsel reasonably acceptable to Intermediate Holdings, such restrictions are no longer required in order to assure compliance with the Securities Act or (ii) when such Original Discount Notes shall have been registered under the Securities Act or transferred pursuant to Rule 144 thereunder. Whenever such restrictions shall cease and terminate as to any Original Discount Notes or such Original Discount Notes shall be transferable under paragraph (k) of Rule 144, the holder thereof shall be entitled to receive from Intermediate Holdings, without expense, replacement Original Discount Notes not bearing the Private Placement Legend.

SECTION 12 EXCHANGE RIGHTS.

     12.1. Exchange Rights. Intermediate Holdings (i) may, upon providing thirty
           ---------------
days notice to the Holders of Original Discount Notes, and (ii) shall, as promptly as practicable after being requested to do so at any time after the Closing Date and prior to 180 days before the Stated Maturity of the Discount Notes by either (x) the Holders of a majority in principal amount of the Original Discount Notes or (y) the Initial Purchasers holding at least 25% in principal amount of the outstanding Original Discount Notes (the "Indenture
                                                                  ---------
Request"), select a trustee meeting the requirements of Section 608 of the
-------
Indenture and enter into an indenture is substantially the form of the Indenture (the "Executed Indenture"). Upon the execution of the Executed Indenture, each Original Discount Note outstanding immediately prior to the time of the execution of the Executed Indenture shall be converted into a New Discount Note
                 ------------------
dated the date of the Executed Indenture (the "Indenture Date") payable to the
                                               --------------
order of the Holder of the Original Discount Note which was converted into such New Discount Note, in the principal amount equal to 100% of the aggregate principal amount of the Original Discount Note from which such New Discount Note was converted, and all Original Discount Notes shall automatically be canceled and retired and cease to exist.

     12.2. Exchange Procedures.
           -------------------

          12.2.1. If the exchange of New Discount Notes for Original Discount Notes is occurring pursuant to an Indenture Request, after receipt of the Indenture Request, the Issuer shall promptly deliver to each Holder of record of Original Discount Notes a notice (the "Indenture Notice") that such
                                                --------- ------
         request was made and that it will enter the Executed Indenture.

               12.2.2. On the Indenture Date, each Holder of any theretofore outstanding Original Discount Notes shall surrender the same to Intermediate Holdings for cancellation (in each case with a duly executed letter of transmittal in form reasonably acceptable to Intermediate Holdings) and shall be entitled upon such surrender to receive in exchange therefor the New Discount Notes into which such Original Discount Notes have converted pursuant to Section 12.1 hereof. Until so surrendered on or after the Indenture Date, each certificate representing an Original Discount Note prior to the Indenture Date, shall be deemed to evidence the right to receive the New Discount Notes into which such Original Discount Note has converted pursuant to
         Section 12.1 hereof; provided, however, that, notwithstanding the foregoing, Intermediate Holdings shall have no obligation to make any payments of interest, principal or otherwise with respect to any New Discount Note until such time as the certificate which evidenced the predecessor Original Discount Note has been surrendered to the Issuer and the New Discount Note has been issued in accordance with the Executed Indenture.

               12.2.3. Each letter of transmittal accompanying Original Discount Notes shall specify the principal amount of the Original Discount Notes to be exchanged and shall include the following representations and warranties and such other representations and warranties as Intermediate Holdings may reasonably request:

               (a) The Holder is acquiring the New Discount Notes for investment for its own account, and not with a view to selling or otherwise distributing the New Discount Note in violation of the Securities Act. The Holder is an accredited investor as defined in Rule 501(a) under the Securities Act, and the disposition of such Holder's property shall at all times be and remain in its control (provided that such representation and warranty shall not prohibit such Holder from transferring the New Discount Note in accordance with the Indenture and the Securities Act and other applicable laws).

               (b) Such Holder is the exclusive owner of the certificates being surrendered, has full authority to transfer such certificates, is entitled to all rights evidenced thereby, and the securities evidenced by such certificates are free and clear of any liens, restrictions, charges and encumbrances and not subject to any adverse claim.

     12.3.     Registration Rights. If New Discount Notes are issued pursuant to
               -------------------
the terms hereof, then the holders of such New Discount Notes shall have the registration rights set forth in the Registration Rights Agreement.

SECTION 13.   MISCELLANEOUS.

     13.1.     Expenses. Whether or not the transactions contemplated hereby
               --------
shall be consummated, Intermediate Holdings agrees to promptly pay (i) all the actual and reasonable costs and expenses of preparation of this Agreement and related documents and all costs of furnishing all opinions by counsel for Intermediate Holdings and of Intermediate Holdings' performance of and compliance with all agreements and conditions contained herein on its part to be performed or complied with; (ii) the reasonable fees, expenses and disbursements of counsel to the Initial Purchasers in connection with the negotiation, preparation, and execution of this Agreement and the documents contemplated hereby and with the review of other documents related to the transactions, and any amendments and waivers hereto or thereto, and (iii) after the occurrence of an Event of Default, all costs and expenses (including reasonable attorneys' fees) incurred by the Initial Purchasers in enforcing any obligations of or in collecting any payments due hereunder or under the Original Discount Notes by reason of such Event of Default or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a workout, or any insolvency or bankruptcy proceedings. The fees, costs, expenses and disbursements set forth in Clauses (i) and (ii) of this
Section 13.1 shall be paid by Intermediate Holdings on the Closing Date.

     13.2.     Indemnity. In addition to the payment of expenses pursuant to
               ---------
Section 13.1, whether or not the transactions contemplated hereby shall be consummated, Intermediate Holdings (as "Indemnitor") agrees to indemnify, pay
                                        ----------
and hold the Purchaser, and the officers, directors, employees, agents, and Affiliates of the Purchaser (collectively called the "Indemnitees") harmless
                                                      -----------
from and against any and all losses, claims, costs, expenses liabilities, damages, and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of one counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated a party thereto), which may be imposed on, incurred by, or asserted against that Indemnitee, in any manner relating to or arising out of this Agreement, the Discount Notes or the other documents related to the transactions, the Purchaser's agreement to purchase the Discount Notes or the use or intended use of the proceeds of any of the proceeds thereof to Intermediate Holdings (the "Indemnified Liabilities"); provided, that Indemnitor
                            -----------------------    --------
shall not have any obligation to an Indemnitee hereunder with respect to an Indemnified Liability to the extent that such Indemnified Liability arises from the gross negligence or willful misconduct of that Indemnitee. Each Indemnitee shall give the Indemnitor prompt written notice of any claim that might give rise to Indemnified Liabilities setting forth a description of those elements of such claim of which such Indemnitee has knowledge; provided, that any failure to
                                                   --------
give such notice shall not affect the obligations of the Indemnitor unless (and then solely to the extent) such Indemnitor is prejudiced. The Indemnitor shall have the right at any time during which such claim is pending to select counsel to defend and control the defense thereof and settle any claims for which they are responsible for indemnification hereunder (provided that the Indemnitor will not settle any such claim without (i) the appropriate Indemnitee's prior written consent which consent shall not be unreasonably withheld or (ii) obtaining an unconditional release of the appropriate Indemnitee from all claims arising out of or in any way relating to the circumstances involving such claim) so long as in any such event the Indemnitor shall have stated in a writing delivered to the Indemnitee that, as between the Indemnitor and the Indemnitee, the Indemnitor is responsible to the Indemnitee with respect to such claim to the extent and subject to the limitations set forth herein; provided, that the Indemnitor shall
                                             --------
not be entitled to control the defense of any claim in the event that in the reasonable opinion of counsel for the Indemnitee there are one or more material defenses available to the Indemnitee which are not available to the Indemnitor; provided, further, that with respect to any claim as to which the Indemnitee is
--------  -------
controlling the defense, the Indemnitor will not be liable to any Indemnitee for any settlement of any claim pursuant to this Section 13.2 that is effected without its prior written consent. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, Intermediate Holdings shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnities or any of them.

     13.3.     No Personal Liability. No director, officer, employee,
               ---------------------
incorporator or stockholders, as such, of the Issuer shall have any liability for any obligations of the Issuer under the Original Discount Notes, this Note Purchase Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creations. Each Holder by accepting an Original Discount Note waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Original Discount Notes.

     13.4.     Amendment and Waiver. Prior to the Closing Date, this Agreement
               --------------------
may be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may be given, provided that the same are in writing and signed by the Purchaser and Intermediate Holdings. Thereafter, this Agreement may only be amended, and such waivers be given, with the consent of the holders of a majority of the then outstanding aggregate principal amount of the Discount Notes.

     13.5.     Notices. All notices, demands or other communications to be given
               -------
or delivered under or by reason of the provisions of this Agreement shall be in writing and delivered personally, mailed by certified or registered mail, return receipt requested and postage prepaid, sent via a nationally recognized overnight courier, or via facsimile. Such notices, demands and other communications will be sent to the address indicated below:

If to Intermediate Holdings to:

         Details Intermediate Holdings Corp.
         c/o Details, Inc.
         1231 Simon Circle
         Anaheim, California  92806
         Attention: Chief Financial Officer
         Facsimile: (714) 630-0407
         Telephone: (714) 640-6933

         With a copy to:

         Ropes & Gray
         One International Place
         Boston, Massachusetts  02110
         Attention:  Alfred O. Rose, Esq.
         Telecopier No.: (617) 951-7050

If to the Purchaser, to the address
set forth in Schedule I
             ----------

or such other address or to the attention of such other Person as the recipient party shall have specified by prior written notice to the sending party; provided that the failure to deliver copies of notices as indicated above shall
--------
not affect the validity of any notice. Any such communication shall be deemed to have been received when delivered or refused, if personally delivered, sent by nationally recognized overnight courier, sent via facsimile, or sent by certified or registered mail.

     13.6.     Survival of Warranties and Certain Agreements. All agreements,
               ---------------------------------------------
representations and warranties made herein shall survive the execution and delivery of this Agreement and the execution and delivery of the Original Discount Notes, and shall continue (but, with respect to representations and warranties, such representations and warranties are made only as of the Closing
Date) until the repayment of the Discount Notes (including without limitation the New Discount Notes) in full; provided, that (i) if all or any part of such
                                 --------
payment is set aside, the representations and warranties contained herein shall continue as if no such payment had been made and (ii) the exchange of all Original Discount Notes for New Discount Notes pursuant to Section 12 hereof and the execution of the Executed Indenture, the New Discount Notes shall be governed by their terms and the terms of the Executed Indenture and the provisions of Sections 7, 8, 9, 10 and 11 hereof shall be of no further force and effect. Without limiting the foregoing, the provisions of Sections 13.1 and
13.2 hereof shall survive the exchange of Original Discount Notes for New Discount Notes. Sections 13.1 and 13.2 shall survive the payment of the Discount Notes and the termination of this Agreement.

     13.7.     Severability. If and to the extent that any provision in this
               ------------
Agreement or the Original Discount Notes shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions of this Agreement or of the other obligations of Intermediate Holdings under such provisions, or of such provision or obligation in any other jurisdiction, or of such provision to the extent not invalid, illegal or unenforceable shall not in any way be affected or impaired thereby.

     13.8.     Headings. Section and subsection headings in this Agreement are
               --------
included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

     13.9.     Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE
               -------------
CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS.

     13.10.    Legal Holidays. In any case where any interest payment date, any
               --------------
date established for payment of Defaulted Interest or redemption date or Stated Maturity of any Discount Note shall not be a Business Day, then (notwithstanding any other provision of this Note Purchase Agreement or of the Discount Notes) payment of principal (or premium, if any) or interest need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the interest payment date or date established for payment of Defaulted Interest pursuant hereto, Redemption Date, or at the Stated Maturity or Maturity; provided that no interest shall accrue for the period from and after such interest payment date, redemption date or date established for payment of Defaulted Interest pursuant hereto, Stated Maturity or Maturity, as the case may be, to the next succeeding Business Day.

     13.11.    Successors and Assigns. Subsequent Holders. This Agreement shall
               ------------------------------------------
be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and their successors and assigns. The terms and provisions of this Agreement and all certificates delivered pursuant hereto shall inure to the benefit of any assignee or transferee of the Discount Notes, to the extent the assignment is permitted hereunder, and in the event of such transfer or assignment, the rights and privileges herein conferred upon the Purchaser shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof.

     13.12.    Counterparts; Effectiveness. This Agreement and any amendments,
               ---------------------------
waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto, and written or telephonic notification of such execution and authorization of delivery thereof has been received by Intermediate Holdings and the Purchaser.

     13.13.    Entirety. This Agreement, together with the documents referred to
               --------
herein, embodies the entire agreement among the parties and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Note Purchase Agreement to be executed by the respective duly authorized officers of the undersigned and by the undersigned as of the date first written above.

                                   DETAILS INTERMEDIATE
                                   HOLDINGS CORP.

                                   By: ___________________________
                                   Name:
                                   Title:



                                   SANKATY HIGH YIELD ASSET PARTNERS, L.P.


By:_______________________________________________________
                                   Title:

SCHEDULE I
----------

                                   Purchaser
                                   ---------

--------------------------------------------------------------------------
             Purchaser           STATED                 PURCHASE
             ---------          PRINCIPAL                 PRICE
                                AMOUNT AT                 -----
                                 MATURITY
                                 --------
--------------------------------------------------------------------------

 SANKATY HIGH YIELD            $66,809,539.40           $33,425,000
 ASSET PARTNERS, L.P.
 c/o Bain Capital, Inc.
 Two Copley Place
 Boston, MA 02116
 Attention: Diane Exter
--------------------------------------------------------------------------

SCHEDULE 5.6.2
--------------

                               Other Agreements
                               ----------------

     The Senior Credit Agreement, the Senior Subordinated Notes and the indenture related thereto, and the Capital Discount Notes and the indenture related thereto may limit the ability of the Issuer to fulfill its repurchase obligations under Sections 9.13, 9.13A and 9.14 of the Note Purchase Agreement.

                                      -50-